Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated September 24, 2021 with respect to the consolidated financial statements of Swvl Inc., each contained in the Registration Statement and proxy statement/prospectus. We consent to the use of the aforementioned reports in the Registration Statement and proxy statement/prospectus, and to the use of our name as it appears under the caption “Experts.”

/s/ Grant Thornton Audit and Accounting Limited (Dubai Branch)
Dubai, United Arab Emirates September 30, 2021